Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “RSE INNOVATION, LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 2020, AT 9:57 O`CLOCK A.M.

7979163 8100Authentication: 202961111

SR# 20204223854Date: 05-20-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION OF

RSE INNOVATION, LLC

The undersigned, being authorized to execute and file this Certificate of Formation hereby certifies that:

1.The name of the limited liability company shall be RSE Innovation, LLC.

2.The address of its registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 20th day of May, 2020.

Dean M. Colucci,

an Authorized Person

State of Delaware Secretary of State Division of Corporations

Delivered 09:57AM 05/20/2020 FILED 09:57AM 05/20/2020

SR 20204223854 - File Number 7979136